Exhibit 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)

AMC Europe S.A. (France)

Movietickets.com, Inc. (Delaware) (26.2%)

LCE AcquisitionSub, Inc. (Delaware)

LCE Mexican Holdings, Inc. (Delaware)

LCE Lux HoldCo S.à r.l. (Luxembourg)

American Multi-Cinema, Inc. (Missouri)

Club Cinema of Mazza, Inc. (District of Columbia)

AMC License Services, Inc. (Kansas)

MEP Mainstreet Concessionaire, LLC (Missouri) (50%)

Midlands Water Association (Illinois)

Universal Cineplex Odeon Joint Venture (Florida) (50%)

Loews Citywalk Theatre Corporation (California)

Citywalk Big Screen Theatres (California) (50%)

AMC ShowPlace Theatres, Inc. (Delaware)

Digital Cinema Implementation Partners, LLC (Delaware) (29%)

National Cinemedia, L.L.C. (Delaware) (16.98%)

AMC Card Processing Services, Inc. (Arizona)

AMC Entertainment International, Inc. (Delaware)

AMC Theatres of Canada, Inc.

Loews Kaplan Cinema Associates Partnership (50%)

Centertainment Development, Inc. (Delaware)

Midland-Empire Partners, LLC (Missouri) (50%)

Burbank Entertainment Village, L.L.C. (Delaware)

AMC Fourth Street, LLC (Missouri) (95%)

AMC Theatres of U.K. Limited (United Kingdom)

AMC ITD, Inc. (Kansas)

REGAMC, LLC (Delaware) (50%)